ORGANIC SOIL.COM, INC. - COMMON STOCK

                             SUBSCRIPTION AGREEMENT


Investment

I desire to purchase __________ shares of Organic Soils.Com, Inc at $1.50 per share for a total of $ __________.

Make Checks Payable to:  Organic Soils.Com, Inc.

Subscriber Information: Please clearly print name(s) in which Shares are to be acquired. All correspondence will go to the Investor Residence Address

Investor 1 (First, Middle I., Last):



Investor 2 (First, Middle I. Last):




FORM OF OWNERSHIP (HOW THE INVESTMENT SHOULD BE TITLED):




INVESTOR RESIDENCE ADDRESS 1:


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            CHECK ONE OF THE FOLLOWING:


                             ____ U.S. Citizen

                             ____ Resident Alien

                             ____ U.S. Citizen residing outside the U.S.

                             ____Non-resident Alien


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INVESTOR RESIDENCE ADDRESS 2:


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            CHECK ONE OF THE FOLLOWING:


                             ____ U.S. Citizen

                             ____ Resident Alien

                             ____ U.S. Citizen residing outside the U.S.

                             ____Non-resident Alien

Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

SOCIAL SECURITY NUMBER          TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE)

Investor No. 1

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Investor No. 2

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Subscriber  Signature:  The  undersigned  has the  authority  to enter into this subscription agreement on behalf of the person(s) or entity registered above. By signing this subscription agreement, the undersigned acknowledges that he/she/it has read the Prospectus and understands the risks associated with this investment.


Authorized Signature of Investor 1____________________Date:__________________


Authorized Signature of Investor 2____________________Date:__________________


Company's Acceptance (To be completed only by an authorized representative of the Company.)

The foregoing subscription is accepted this ______ day of____________, _____



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                                    Authorized Representative of the Company